Exhibit 99.1

ExamWorks Reports Third Quarter 2015 Financial Results;

Revenues of $206.0 million; Adjusted EBITDA of $37.1 million;

Announces Acquisition; and

Announces up to $75 million Stock Repurchase Authorization

ATLANTA, GA. November 4, 2015 – ExamWorks Group, Inc. (NYSE: EXAM), a leading provider of independent medical examinations, peer reviews, bill reviews, Medicare compliance services, case management services, and other related services (“IME services”), today reported financial results for the third quarter of 2015.

Third Quarter 2015 and Other Highlights

●

Revenues for the third quarter of 2015 were $206.0 million, an increase of $2.0 million, or 1.0%, over the year-ago quarter revenues of $204.1 million. On a constant currency basis, revenues increased 6.5%, with organically generated revenues increasing 6.0% during the third quarter of 2015. Currency headwinds negatively impacted reported revenues this quarter by approximately $11.3 million when compared to the prior year quarter.

●

Adjusted EBITDA for the third quarter of 2015 was $37.1 million (18.0% of revenues), an increase of $1.0 million, or 2.8%, over the year-ago quarter adjusted EBITDA of $36.1 million. Adjusted EBITDA is a non-GAAP measure that is described and reconciled to net income below and is not a substitute for the GAAP equivalent.

●	On October 30, 2015, completed the acquisition of substantially all of the assets of First Choice Evaluations, an IME provider based in Buffalo, NY, with annual revenues of approximately $24 million.

●

Generated $27.6 million in cash flow from operations in the third quarter and ended the quarter with $127.3 million of cash on hand and no amounts outstanding under our $300 million Senior Secured Revolving Credit Facility.

●

The Board of Directors approved an increase to the previously authorized share repurchase program. The Company is now authorized to repurchase up to $75 million of outstanding shares of the Company’s common stock, of which approximately $65 million is currently available.

Commentary

Commenting on today's earnings announcement, James K. Price, Chief Executive Officer of ExamWorks, said: “We continue to be pleased with the positive impact that our strategy and execution continues to have on the industry and our business. We continue to invest in the areas that differentiate us and set us apart from our competition such as our technology and security infrastructure.  We are also extremely pleased to welcome First Choice into the ExamWorks family. First Choice is a major regional player that will strengthen our position in the Northeast region and contribute to our growth and profitability in the future.  We are enthusiastically looking forward to an exciting 2016.”

Richard E. Perlman, Executive Chairman of ExamWorks, said: “Once again, we are pleased that our results for the quarter exceeded revenue and adjusted EBITDA expectations.  We are excited about the momentum we carry into 2016 resulting from our initiatives, wins and acquisitions in 2015 and the ability of our business to continue to deliver consistent and reliable long-term revenue and EBITDA growth well into the future.”

Financial Review

Revenues – For the three months ended September 30, 2015, revenues were $206.0 million, an increase of 1.0% over the $204.1 million of revenues generated in the third quarter of 2014.

For the nine months ended September 30, 2015, revenues were $611.1 million, an increase of 6.5% over the $573.6 million of revenues generated in the comparable period in 2014.

Below is a table presenting our reported revenues and growth rates for each of the regions we serve.

Reported Revenues
(In thousands except %)
	Three Months Ended September 30,
	2014	2015	As Reported	Constant FX (a)	Organic Constant FX (a)
United States	$123,112	$128,768	4.6%	4.6%	2.3%
United Kingdom	48,865	46,915	(4.0)%	3.6%	3.6%
Australia	24,026	20,736	(13.7)%	10.0%	10.0%
Canada	8,075	9,614	19.1%	42.8%	40.4%
Total	$204,078	$206,033	1.0%	6.5%	6.0%

	Nine Months Ended September 30,
	2014	2015	As Reported	Constant FX (a)	Organic Constant FX (a)
United States	$346,504	$382,611	10.4%	10.4%	4.0%
United Kingdom	139,583	140,371	0.6%	9.7%	9.6%
Australia	63,304	60,870	(3.8)%	16.2%	12.6%
Canada	24,160	27,235	12.7%	29.8%	28.9%
Total	$573,551	$611,087	6.5%	11.6%	7.3%

(a) The constant FX columns represent growth rates excluding the effects of currency.

Costs of revenues – For the three months ended September 30, 2015, costs of revenues were $134.4 million, an increase of 2.9% over the $130.6 million in costs of revenues in the third quarter of 2014. The increase was primarily due to increased revenues. Costs of revenues as a percentage of revenues for the third quarter of 2015 were 65.3% compared to 64.0% in the prior year quarter due to changes in sales mix. Included in costs of revenues in the third quarter of 2014 and 2015 are approximately $444,000 and $259,000 of share-based compensation expenses, respectively.

Selling, general and administrative expenses (“SGA”) – For the three months ended September 30, 2015, SGA expenses were $40.5 million, a decrease of 6.9% over the $43.5 million in SGA expenses in the third quarter of 2014. Adjusted SGA as a percentage of revenue was 16.9% in the third quarter of 2015 an improvement over the 18.5% in the comparable prior year period. This improvement was primarily due to lower cost structure in our UK and ECS businesses. Adjusted SGA excludes the impact of share based compensation and acquisition- related transaction costs and other expenses that are added back to arrive at adjusted EBITDA. Included in SGA expenses in the third quarter of 2015 are $5.1 million in share-based compensation expenses and $550,000 in acquisition-related transaction costs and other expenses. Included in SGA expenses in the third quarter of 2014 are $4.2 million in share-based compensation expenses and $1.5 million in acquisition-related transaction costs and other expenses.

Depreciation and amortization expenses (“D&A”) – For the three months ended September 30, 2015, D&A expenses were $13.0 million, a decrease of 17.2% from the $15.7 million in D&A expenses in the third quarter of 2014. The decrease was due to intangible assets becoming fully amortized in 2014 and 2015, offset by amortization of finite lived intangibles resulting from recent acquisitions. For the three months ended September 30, 2015, amortization expense was $11.3 million and depreciation expense was $1.7 million.

Interest and other expenses, net – For the three months ended September 30, 2015, interest and other expenses, net were $8.0 million, a 4.8% decrease over the $8.4 million in interest and other expenses, net in the third quarter of 2014.

Adjusted EBITDA – For the three months ended September 30, 2015, adjusted EBITDA was $37.1 million, an increase of 2.8% over the $36.1 million of adjusted EBITDA generated in the third quarter of 2014.

For the nine months ended September 30, 2015, adjusted EBITDA was $105.4 million, an increase of 6.8% over the $98.7 million of adjusted EBITDA generated in the comparable prior year period.

Adjusted EBITDA is a non-GAAP measure that is described and reconciled to net income (loss) below and is not a substitute for the GAAP equivalent.

Other financial data – We generated $27.6 million of cash flow from operations in the third quarter of 2015 compared to $6.2 million of cash flow from operations in the comparable prior year period. For the nine months ended September 30, 2015, we generated $41.6 million of cash flow from operations compared to $25.0 million for the comparable prior year period. We ended the quarter with $127.3 million of cash on hand and $300 million available under our senior secured revolving credit facility. Additionally, we ended the quarter with $538.8 million of total debt, consisting of $500 million of senior unsecured notes due April 2023 and $38.8 million outstanding under our UK discount facilities. Our total leverage to adjusted EBITDA as of the end of the third quarter, calculated in accordance with our senior secured credit facility, was approximately 3.67x, or approximately 2.95x on a net cash basis.

Share Repurchase

The Board of Directors increased its previous share repurchase authorization, with the repurchase program now authorizing the purchase of up to $75 million of outstanding shares of the Company’s common stock, of which approximately $65 million is currently available. Repurchases will be made in accordance with applicable securities laws, from time to time, in the open market, through privately negotiated transactions, or otherwise.

Business Outlook

ExamWorks is providing the following business outlook for the fourth quarter and for the full year of 2015:

●	Fourth quarter 2015 reported revenues are expected to range between $198 million and $202 million after an estimated $9.0 million unfavorable impact due to currency as compared to the prior year quarter reported revenues. This guidance implies a constant currency growth rate ranging between 2% and 4%. Organically generated revenue, on a constant currency basis, is expected to be flat, ranging between -1% and 1%.

●	Fourth quarter 2015 reported adjusted EBITDA margin is expected to range between 16.5% and 17.5% of reported revenues. This adjusted EBITDA margin reflects, among other items, the expected fourth quarter revenue and the seasonality of certain expenses.

●

Updating our prior guidance, we now expect our full year 2015 reported revenues to increase between 4.5% and 5% (compared to prior guidance of 4.5% - 6.5%) from our 2014 reported revenues of approximately $775 million. Based on recent currency rates, our reported revenue guidance includes approximately 5%, or $38 million, of currency headwinds when compared to the prior year. We expect organically generated growth, on a constant currency basis, to range between 5.5% and 6%.

●

We continue to expect our full year 2015 adjusted EBITDA margin to range between 17% and 17.5% of reported revenues. This adjusted EBITDA margin range reflects the year to date results and the anticipated fourth quarter adjusted EBITDA margin.

●

We currently have a number of companies under letter of intent with aggregate revenues of $70 million and adjusted EBITDA of approximately $15 million, which we believe should close by the end of the year. We are in various stages of due diligence and there are no guarantees that these acquisitions will close on the expected timing or at all.

About ExamWorks Group

ExamWorks Group, Inc. is a leading provider of independent medical examinations, peer reviews, bill reviews, Medicare compliance services, case management services, and related services (“IME services”). We help our clients manage costs and enhance their risk management processes by verifying the validity, nature, cause and extent of claims, identifying fraud and providing fast, efficient and quality IME services. ExamWorks is focused on providing clients a national presence while maintaining the local service and capabilities they need and expect.

Non-GAAP Financial Measures

In connection with the ongoing operation of our business, our management regularly reviews Adjusted EBITDA, a non-GAAP financial measure, to assess our performance. We define Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, acquisition-related transaction costs, share-based compensation expenses, and other expenses. We believe that Adjusted EBITDA is an important measure of our operating performance because it allows management, lenders, investors and analysts to evaluate and assess our core operating results from period to period after removing the impact of changes to our capitalization structure, acquisition-related costs, income tax status, and other items of a non-operational nature that affect comparability.

We believe that various forms of the Adjusted EBITDA metric are often used by analysts, investors and other interested parties to evaluate companies such as ours for the reasons discussed above. Additionally, Adjusted EBITDA is used to measure certain financial covenants in our credit facility. Adjusted EBITDA is also used for planning purposes and in presentations to our Board of Directors as well as in our incentive compensation programs for our employees.

Non-GAAP information should not be construed as an alternative to GAAP information, as the items excluded from the non-GAAP measures often have a material impact on our financial results. Management uses, and investors should use, non-GAAP measures in conjunction with our GAAP results.

Below is a table presenting a reconciliation to Adjusted EBITDA from net income, the most comparable GAAP measure, for each of the periods indicated.

Forward Looking Statements

Statements made in this press release that express ExamWorks' or management's intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements, which ExamWorks intends to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements often include words such as "may," "will," "should," "believe," "expect," "anticipate," "intend," "plan," "estimate," or the negative of these terms or other similar expressions that convey uncertainty of future events or outcomes. Forward-looking statements may include information concerning ExamWorks' possible or assumed future results of operations, including descriptions of ExamWorks' revenues, profitability, outlook and overall business strategy. You should not place undue reliance on these statements because they are subject to numerous uncertainties and factors relating to ExamWorks' operations and business environment, all of which are difficult to predict and many of which are beyond ExamWorks' control. Although ExamWorks believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many uncertainties and factors could affect ExamWorks' actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements, including but not limited to: our ability to implement our growth strategy and acquisition program; our ability to integrate completed acquisitions; our expansion into international markets; our increasing reliance on national account clients; our ability to secure additional financing; regulation of our industry; our information technology systems and the risk of security and data breaches; our ability to protect our intellectual property rights and other information; our ability to compete successfully with our competitors; our ability to monitor and retain qualified physicians and other medical providers; our ability to obtain, retain and grow customer relationships; our ability to provide accurate health-related risk assessment analyses of data; our ability to comply with existing and future regulation; our ability to retain key management personnel; and restrictions in our credit facility, senior notes indenture and future indebtedness. In addition, the risks discussed in our periodic reports, registration statements and other filings with the Securities and Exchange Commission could cause actual results to differ materially from the results anticipated by forward-looking statements.

You should keep in mind that any forward-looking statement made by ExamWorks herein, or elsewhere, speaks only as of the date on which made. ExamWorks expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in ExamWorks' expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

ExamWorks will host a conference call to discuss the results and other matters at 5:00 p.m. Eastern Time. Please log in at least 10 minutes prior to the conference call in order to download the applicable audio software. Interested parties may participate live via telephone by dialing (888) 455-1227 in the U.S. or (773) 799-3336 internationally with access code 1941106. A live webcast of the call is also accessible through the Investor Relations section of the company’s web site at http://investorrelations.examworks.com/.

Following the conclusion of the call, a replay of the webcast will be available at the Company’s web site within two hours. Alternatively, a telephonic replay of the call will be available at 7:00 p.m. Eastern Time, and can be accessed until November 11th, 2015 at midnight Eastern Time, by calling (888) 293-8936 in the U.S. or (402) 998-0528 internationally, with access code 562014.

CONTACT:

ExamWorks Group, Inc.

J. Miguel Fernandez de Castro

404-952-2400

Senior Executive Vice President and Chief Financial Officer

investorrelations@examworks.com

SOURCE: ExamWorks Group, Inc.

EXAMWORKS GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2014	2015	2014	2015

Revenues	$204,078	$206,033	$573,551	$611,087
Costs and expenses:
Costs of revenues	130,597	134,446	366,483	399,047
Selling, general and administrative expenses	43,534	40,455	126,652	125,328
Depreciation and amortization	15,705	12,997	44,905	41,574
Total costs and expenses	189,836	187,898	538,040	565,949
Income from operations	14,242	18,135	35,511	45,138
Interest and other expenses, net:
Interest expense, net	8,361	8,000	23,842	25,952
Loss on early extinguishment of debt	—	—	—	18,619
Other (income) expense, net	(6)	—	185	—
Total interest and other expenses, net	8,355	8,000	24,027	44,571
Income before income taxes	5,887	10,135	11,484	567
Provision (benefit) for income taxes	2,472	2,980	4,826	(749)
Net income	$3,415	$7,155	$6,658	$1,316

Per share data:
Net income per share:
Basic	$0.09	$0.17	$0.17	$0.03
Diluted	$0.08	$0.17	$0.16	$0.03

Weighted average number of common shares outstanding:
Basic	39,251	41,384	38,259	40,936
Diluted	41,647	43,158	40,897	42,981

Adjusted EBITDA	$36,083	$37,075	$98,672	$105,384

EXAMWORKS GROUP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands, except per share amounts)

(Unaudited)

	December 31,	September 30,
	2014	2015
Assets
Current assets:
Cash and cash equivalents	$9,751	$127,338
Accounts receivable, net	203,189	225,509
Prepaid expenses	13,805	14,900
Deferred tax assets	3,776	5,072
Other current assets	1,437	3,488
Total current assets	231,958	376,307

Property, equipment and leasehold improvements, net	15,726	17,078
Goodwill	495,679	489,532
Intangible assets, net	102,583	71,496
Long-term accounts receivable, less current portion	46,401	52,497
Deferred tax assets, noncurrent	29,682	49,658
Deferred financing costs, net	6,169	9,753
Other assets	1,946	2,100
Total assets	$930,144	$1,068,421
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$57,033	$59,240
Accrued expenses	53,978	54,274
Accrued interest expense	10,667	12,892
Deferred revenue	6,402	4,158
Current portion of contingent earnout obligation	4,473	—
Current portion of working capital facilities	40,396	—
Other current liabilities	6,950	5,841
Total current liabilities	179,899	136,405
Senior unsecured notes payable	250,000	500,000
Senior secured revolving credit facility and working capital facilities, less current portion	143,853	38,838
Long-term contingent earnout obligation, less current portion	2,114	—
Deferred tax liability, noncurrent	—	5,587
Other long-term liabilities	9,403	12,727
Total liabilities	585,269	693,557
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value; Authorized 50,000 shares; no shares issued and outstanding at December 31, 2014 and September 30, 2015	—	—
Common stock, $0.0001 par value; Authorized 250,000 shares; issued and outstanding 40,371 and 41,945 shares at December 31, 2014 and September 30, 2015, respectively	4	4
Additional paid-in capital	403,945	441,288
Accumulated other comprehensive loss	(14,376)	(23,046)
Accumulated deficit	(36,210)	(34,894)
Treasury stock, at cost; Outstanding 905 shares at December 31, 2014 and September 30, 2015	(8,488)	(8,488)
Total stockholders’ equity	344,875	374,864
Total liabilities and stockholders’ equity	$930,144	$1,068,421

EXAMWORKS GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	For the nine months ended September 30,
	2014	2015

Operating activities:
Net income	$6,658	$1,316
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	44,905	41,574
Amortization of deferred rent	(153)	350
Share-based compensation	14,660	18,094
Excess tax benefit related to share-based compensation	(12,700)	(3,111)
Provision for doubtful accounts	4,833	5,505
Amortization of deferred financing costs	1,735	1,411
Deferred income taxes	(9,806)	(7,757)
Loss on early extinguishment of debt	—	18,619
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(37,512)	(39,559)
Prepaid expenses and other current assets	(4,121)	(954)
Accounts payable and accrued expenses	22,137	6,875
Accrued interest expense	(5,356)	2,225
Deferred revenue and customer deposits	(48)	(1,458)
Other liabilities	(271)	(1,502)
Net cash provided by operating activities	24,961	41,628
Investing activities:
Cash paid for acquisitions, net	(187,402)	(11,770)
Purchases of building, equipment and leasehold improvements, net	(6,192)	(7,337)
Working capital and other settlements for acquisitions	(2,366)	(181)
Proceeds from (cash paid for) foreign currency net investment hedges	(362)	4,122
Other	(939)	(1,427)
Net cash used in investing activities	(197,261)	(16,593)
Financing activities:
Borrowings under senior unsecured notes	—	500,000
Proceeds from the exercise of options and warrants	35,394	13,737
Excess tax benefit related to share-based compensation	12,700	3,111
Net borrowings (repayments) under working capital facilities	7,506	(607)
Repayment of subordinated unsecured notes payable	(333)	—
Payment of contingent earnout obligation	(4,362)	(5,064)
Payment of deferred financing costs	(251)	(8,706)
Payment for early redemption of debt	—	(14,618)
Net borrowings (repayments) under senior secured revolving credit facility	118,331	(143,853)
Repayment of senior unsecured notes	—	(250,000)
Other	(53)	—
Net cash provided by financing activities	168,932	94,000
Exchange rate impact on cash and cash equivalents	(350)	(1,448)
Net increase (decrease) in cash and cash equivalents	(3,718)	117,587
Cash and cash equivalents, beginning of period	12,829	9,751
Cash and cash equivalents, end of period	$9,111	$127,338

EXAMWORKS GROUP, INC. AND SUBSIDIARIES

Reconciliation to Adjusted EBITDA

(In thousands)

(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2014	2015	2014	2015
Reconciliation to Adjusted EBITDA:
Net income	$3,415	$7,155	$6,658	$1,316
Share-based compensation expense (1)	4,680	5,393	14,660	18,094
Depreciation and amortization	15,705	12,997	44,905	41,574
Acquisition-related transaction costs	871	634	2,825	1,327
Other (income) expenses (2)	585	(84)	771	(749)
Interest and other expenses, net	8,355	8,000	24,027	44,571
Provision (benefit) for income taxes	2,472	2,980	4,826	(749)
Adjusted EBITDA	36,083	37,075	98,672	105,384

(1)	Share-based compensation expense of $444,000 and $1.6 million is included in costs of revenues for the three and nine months ended September 30, 2014, respectively, and the remainder is included in SGA expenses. Share-based compensation expense of $259,000 and $987,000 is included in costs of revenues for the three and nine months ended September 30, 2015, respectively, and the remainder is included in SGA expenses.
(2)	Other (income) expenses consist principally of integration related expenses, such as facility termination, severance, relocation costs and gains or losses on earnout settlements associated with our acquisition strategy.